Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Atlantic City Electric Company of our report dated February 25, 2022 relating to the financial statements and financial statement schedule, which appears in Atlantic City Electric Company’s Current Report on Form 8-K dated June 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 3, 2022